Exhibit 99.1

Stran & Company Reports 29.0% Increase in Sales to $26.0 Million for the Third Quarter of 2025

Achieves 56.7% Increase in Sales to $87.3 Million for the Nine Months Ended September 30, 2025

Continues Share Repurchase Activity and Ends Quarter with $11.8 Million Strong Cash Position

Conference Call Scheduled for Thursday, November 13th at 10:00 A.M. ET

Quincy, MA / November 12, 2025 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: SWAG) (NASDAQ: SWAGW), a leading provider of outsourced marketing solutions specializing in promotional products and loyalty incentives, today announced its financial results for the three and nine months ended September 30, 2025, and provided a business update. Management will host a conference call at 10:00 a.m. Eastern Time on Thursday, November 13, 2025.

“The third quarter reflected another period of disciplined execution and consistent progress,” commented Andy Shape, Chief Executive Officer of Stran. “As a result, sales increased 29.0% year-over-year to $26.0 million, and for the first nine months of 2025, sales increased 56.7% to $87.3 million. These results demonstrate the scalability of our platform and the steady demand we continue to see from both new and long-standing customers.”

“Specifically, for the Stran segment, revenue grew to $60.3 million for the nine-month period, up from $52.2 million last year, reflecting higher spend from existing enterprise customers and new account wins. Stran Loyalty Solutions (“SLS”) revenue increased sharply to $26.9 million from $3.5 million for the nine months ended September 30, 2025 and 2024, respectively, highlighting the continued strength of the Gander Group acquisition completed in August 2024. That business has integrated smoothly and is now an important growth engine, expanding our presence in the casino, gaming, and hospitality sectors. Importantly, for the nine-month period, gross profit increased 49.3% to $25.4 million, net loss for the nine months ended September 30, 2025 was reduced by $2.6 million to $(1.0) million compared to the nine months ended September 30, 2024, while EBITDA for the nine months ended September 30, 2025 improved by $2.8 million to $(0.4) million compared to the nine months ended September 30, 2024 - reflecting our ability to reduce expenses and improve margins. We believe this trajectory confirms that our strategy is taking hold and that we are moving toward sustainable profitability.”

“During the quarter, we also repurchased approximately 267,000 shares of common stock at prices between $1.45 and $1.81 per share, for a total of $408,000, under our ongoing share repurchase program. We continue to view this as a disciplined and opportunistic use of capital that reflects our confidence in Stran’s long-term outlook. With a strong balance sheet of $11.8 million in cash, cash equivalents and investments, we remain well-positioned to fund growth initiatives, pursue strategic opportunities, and continue to opportunistically execute our share repurchase program, enhancing value for our shareholders.”

“We were also honored to be recognized by the Promotional Products Association International (PPAI) as one of the ‘Greatest Companies to Work For’ in 2025. At Stran, we believe that an engaged workforce directly translates into stronger execution, better client outcomes, and consistent financial performance. Being recognized by one of the industry’s leading associations validates that approach and reinforces that our people and culture are key competitive advantages. We’re proud of the environment we’ve created, one that encourages accountability, collaboration, and creativity, and we remain committed to investing in our team as we continue to scale.”

“As we move into our historically strongest quarter of the year, our focus remains consistent — deepening client relationships, improving operational efficiency through automation and data, and maintaining financial discipline as we strengthen our foundation for long-term growth. As we approach 2026, we intend to continue our momentum via continued organic growth as well as acquisitions. We’re executing with focus, managing the business responsibly, and positioning Stran to deliver sustainable value for years to come,” concluded Mr. Shape.

Financial Highlights for the Three Months ended September 30, 2025

●	Sales increased $5.8 million, or 29.0%, to $26.0 million in the third quarter of 2025 compared to the prior year period driven by increased spending from new and existing customers along with the acquisition of the Gander Group assets in August 2024. Sales by our Stran segment increased 5.9%, or $1.0 million, to $17.6 million and sales of our SLS segment (which consists of the former Gander Group business) increased 139.0%, or $4.9 million, to $8.3 million.

●	Gross profit increased $1.1 million, or 18.8%, to $7.1 million in the third quarter of 2025 compared to the prior year period. Gross profit margin decreased to 27.2% in the third quarter of 2025 from 29.5% in the prior year period, primarily due to the acquisition of the Gander Group business in August 2024, which operates at a lower gross margin than the Stran segment.

●	Operating expenses increased $0.7 million, or 8.8%, to $8.9 million in the third quarter of 2025 compared to the prior year period. As a percentage of sales, operating expenses decreased to 34.1% in the third quarter of 2025 from 40.4% in the prior year period, primarily due to reduced legal and accounting expenses related to the acquisition of the Gander Group Assets and the re-audit of historical financial statements.

●	Net loss was $1.2 million in the third quarter of 2025 compared to $2.0 million in the prior year period.

●	EBITDA was $(1.1) million in the third quarter of 2025 compared to $(1.9) million in the prior year period.

Financial Highlights for the Nine Months ended September 30, 2025

●	Sales increased $31.6 million, or 56.7%, to $87.3 million in the nine months ended September 30, 2025 compared to the prior year period driven by increased spending from new and existing customers along with the acquisition of the Gander Group Assets in August 2024. Sales by our Stran segment increased 15.7%, or $8.2 million, to $60.3 million and sales of our SLS segment (which consists of the former Gander Group business) increased 671.5%, or $23.4 million, to $26.9 million.

●	Gross profit increased $8.4 million, or 49.3%, to $25.4 million in the nine months ended September 30, 2025 compared to the prior year period. Gross profit margin decreased to 29.1% in the third quarter of 2025 from 30.6% in the prior year period, primarily due to the acquisition of the Gander Group business in August 2024, which operates at a lower gross margin than the Stran segment.

●	Operating expenses increased $6.4 million, or 30.3%, to $27.3 million in the nine months ended September 30, 2025 compared to the prior year period. As a percentage of sales, operating expenses decreased to 31.3% in the nine months ended September 30, 2025 from 37.7% in the prior year period, primarily due to reduced legal and accounting expenses related to the acquisition of the Gander Group assets and the re-audit of historical financial statements.

●	Net loss was $1.0 million in the nine months ended September 30, 2025 compared to $3.6 million in the prior year period.

●	EBITDA was $(0.4) million in the nine months ended September 30, 2025 compared to $(3.2) million in the prior year period.

Webcast and Conference Call

Management will host a webcast and conference call at 10:00 A.M. Eastern Time on Thursday, November 13, 2025, to discuss the Company’s financial results for the third quarter of 2025 ended September 30, 2025, as well as the Company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll free 877-545-0523 for U.S. callers or +1 973-528-0016 for international callers and using entry code: 823571. A webcast of the call may be accessed at https://www.webcaster5.com/Webcast/Page/2855/53186 or on the Company’s Investor Relations section of the Company’s website at ir.stran.com/news-events/ir-calendar.

A webcast replay will be available on the Investor Relations section of the Company’s website (ir.stran.com/news-events/ir-calendar) through November 13, 2026. A telephone replay of the call will be available approximately one hour following the call, through November 27, 2025, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering conference ID: 53186.

About Stran

For over 30 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise, and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional programs manager of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements include, but are not limited to, the Company’s expectations regarding synergies from its acquired businesses, its financial position and operating performance, its expectations regarding its business initiatives, the Company’s expectations about its operating performance, trends in its business, the effectiveness of its growth strategies, its market opportunities, and demand for its products and services in general. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

SWAG@crescendo-ir.com

Press Contact:

Howie Turkenkopf
press@stran.com

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,697	$9,358
Investments	5,058	8,856
Accounts receivable, net	16,626	18,092
Accounts receivable - related parties, net	402	573
Inventory	7,740	5,389
Prepaid corporate taxes	63	28
Prepaid expenses	2,163	2,308
Deposits	580	423
Other current assets	2	455
Total current assets	39,331	45,482

Property and equipment, net	1,952	1,701

OTHER ASSETS:
Intangible assets - customer lists, net	3,812	4,170
Intangible assets - trade name	654	654
Goodwill	2,321	2,321
Other assets	—	23
Right of use assets	2,192	797
Total other assets	8,979	7,965
Total assets	$50,262	$55,148

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$7,462	$8,919
Accrued payroll and related	1,605	1,513
Unearned revenue	4,159	4,423
Rewards program liability	2,951	6,000
Sales tax payable	251	353
Current portion of contingent earn-out liabilities	105	256
Current portion of installment payment liabilities	170	365
Current portion of lease liabilities	615	366
Total current liabilities	17,318	22,195

LONG-TERM LIABILITIES:
Long-term contingent earn-out liabilities	455	455
Long-term installment payment liabilities	400	425
Long-term lease liabilities	1,861	432
Other liabilities	32	—
Total long-term liabilities	2,748	1,312
Total liabilities	20,066	23,507

Commitments and contingencies

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.0001 par value; 50,000,000 shares authorized, 0 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized, 18,288,158 and 18,598,574 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	2	2
Additional paid-in capital	37,902	38,391
Accumulated deficit	(7,732)	(6,742)
Accumulated other comprehensive income (loss)	24	(10)
Total stockholders’ equity	30,196	31,641
Total liabilities and stockholders’ equity	$50,262	$55,148

CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(in thousands, except share and per share amounts)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
SALES
Sales	$25,981	$19,730	$87,252	$55,204
Sales – related parties	—	414	—	460
Total sales	25,981	20,144	87,252	55,664

COST OF SALES:
Cost of sales	18,909	13,873	61,829	38,278
Cost of sales - related parties	—	319	—	354
Total cost of sales	18,909	14,192	61,829	38,632

GROSS PROFIT	7,072	5,952	25,423	17,032

OPERATING EXPENSES:
General and administrative expenses	8,854	8,136	27,345	20,993
Total operating expenses	8,854	8,136	27,345	20,993

LOSS FROM OPERATIONS	(1,782)	(2,184)	(1,922)	(3,961)

OTHER INCOME:
Other income (expense)	304	(22)	584	(6)
Interest income	87	64	206	239
Realized gain on investments	79	103	146	176
Total other income	470	145	936	409

LOSS BEFORE INCOME TAXES	(1,312)	(2,039)	(986)	(3,552)

(Benefit from) provision for income taxes	(72)	(1)	4	2

NET LOSS	$(1,240)	$(2,038)	$(990)	$(3,554)

NET LOSS PER COMMON SHARE
Basic and diluted	$(0.07)	$(0.11)	$(0.05)	$(0.19)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	18,384,904	18,589,086	18,526,004	18,584,359

CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(in thousands)

(unaudited)

	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(990)	$(3,554)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	808	574
Noncash operating lease expense	682	406
Provision for credit losses	536	100
Noncash interest accretion	35	84
Stock-based compensation	65	173

Changes in operating assets and liabilities:
Accounts receivable, net	931	4,092
Accounts receivable – related parties, net	172	(239)
Inventory	(2,352)	954
Prepaid corporate taxes	(34)	28
Prepaid expenses	146	574
Deposits	(157)	1,139
Other assets	507	(63)
Accounts payable and accrued expenses	(1,460)	(2,888)
Accrued payroll and related	92	(1,267)
Unearned revenue	(264)	(262)
Rewards program liability	(3,049)	2,125
Sales tax payable	(103)	(158)
Operating lease liabilities	(399)	(391)
Net cash (used in) provided by operating activities	(4,834)	1,427

CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisitions, net of cash acquired	—	(1,469)
Additions to property and equipment	(700)	(508)
Proceeds from sale of investments	9,043	9,161
Purchase of investments	(5,210)	(5,668)
Net cash provided by investing activities	3,133	1,516

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of contingent earn-out liabilities	(151)	(68)
Payment of installment payment liabilities	(255)	(798)
Payment of notes payable	—	(100)
Payment for stock repurchase	(554)	—
Net cash used in financing activities	(960)	(966)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(2,661)	1,977

CASH AND CASH EQUIVALENTS - BEGINNING	9,358	8,059
CASH AND CASH EQUIVALENTS - ENDING	$6,697	$10,036

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure that the Company believes helps investors to compare its operating performance to that of other companies. “EBITDA” is defined as net income (loss) excluding interest income, income tax expense and depreciation and amortization expense. The Company believes EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the Company’s core operating results from period to period by removing (i) the impact of the Company’s capital structure (interest expense from outstanding debt), (ii) tax consequences and (iii) asset base (depreciation and amortization). EBITDA is not a measure of financial performance under GAAP. EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operating activities or any other measure determined in accordance with GAAP. The items excluded to calculate EBITDA are significant components in understanding and assessing the Company’s results of operations. The Company’s EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate EBITDA in the same manner.

The following table presents the reconciliation of EBITDA to its most comparable GAAP measure, net loss, as reported (unaudited):

RECONCILIATION OF NET LOSS TO EBITDA

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(in thousands)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss (GAAP)	$(1,240)	$(2,038)	$(990)	$(3,554)
Interest income	(87)	(64)	(206)	(239)
(Benefit from) provision for income taxes	(72)	(1)	4	2
Depreciation and Amortization	287	233	808	574
EBITDA	$(1,112)	$(1,870)	$(384)	$(3,217)